Exhibit 99.1

Getty Images Reports Preliminary Financial Results for the First Quarter of 2007

Business Model Continues to Deliver in the First Quarter

Announces Expansion of Multi-Site Strategy

SEATTLE – May 1, 2007 – Getty Images, Inc. (NYSE:GYI), the world’s leading creator and distributor of visual content, today reported preliminary results for the first quarter ended March 31, 2007. Results presented in this release are subject to change as a result of the matters described in the Restatement of Financial Statements section below.

Quarterly Highlights

•	Revenue grew 6 percent to a record $213 million compared to $201 million in the first quarter of 2006

•	Royalty-free imagery revenue grew 13 percent

•	Editorial imagery revenue grew 16 percent

•	Earnings per diluted share were $0.63. Excluding costs related to the company’s review of its equity compensation grant practices and a terminated acquisition, earnings per diluted share were $0.68

•	Cash and cash equivalents grew by $47 million during the quarter to $387 million

•	Agreed to acquire WireImage, a leading creator of entertainment and event imagery

“We continue to increase our lead in this dynamic industry and are taking significant and meaningful actions to drive future growth,” said Jonathan Klein, Getty Images’ co-founder and Chief Executive Officer. “Our recent operating achievements, partnerships and acquisitions, together with the formation of our footage and multimedia division, are all evidence of our commitment to innovation and growth. Additionally, our industry leading Web sites and customer service continue to ensure a best-in-class image licensing experience for our customers.”

Revenue grew 5.8 percent to $212.7 million from $200.9 million in the first quarter of 2006, or 1.6 percent on a currency-neutral basis. Cost of revenue of $54.8 million was 25.8 percent of revenue.

Selling, general and administrative expenses (SG&A) were $81.4 million, or 38.3 percent of revenue. Excluding $4.1 million in professional fees associated with the company’s review of its equity compensation grant practices and a terminated acquisition, SG&A was $77.3 million, or 36.3 percent of revenue.

Income from operations was $55.6 million, or 26.2 percent of revenue. Excluding the professional fees mentioned above, income from operations was $59.8 million, or 28.1 percent of revenue.

Net income for the first quarter of 2007 was $38.0 million with earnings per diluted share of $0.63. Excluding the professional fees mentioned above, net income was $40.5 million and earnings per diluted share were $0.68.

Cash and cash equivalent balances were $386.5 million at March 31, 2007, an increase of $47 million during the quarter. The acquisition of property and equipment totaled $16.6 million during the first quarter of 2007.

Expansion of Multi-Site Strategy

Getty Images is executing on a strategy to offer all products to all customer segments on all platforms at all price points. In order to accelerate key parts of this strategy the company has acquired PunchStock, a leading distributor of royalty-free imagery, which will serve as an additional creative imagery Web site for our customers.

“Customers have a wide array of projects with varying requirements for the quality of the imagery and the related budget,” commented Klein. “The addition of PunchStock extends Getty Images’ reach to a customer base that places high importance on value-priced, high-quality imagery coupled with simplified search and licensing. We look forward to further innovation with expanded licensing options, additional language capabilities, and many new products and services.”

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Getty Images, Inc.

Preliminary First Quarter 2007 Financial Results

This site joins www.gettyimages.com and www.istockphoto.com in serving distinct segments of the creative image buying marketplace. In addition to its editorial imagery products, services, and sites, Getty Images now has three creative imagery Web sites that address the variety of existing customer needs.

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www.gettyimages.com is the de facto home page for creative and publishing professionals with unparalleled breadth and depth, the highest quality imagery and world-class search technology. The company will continue to offer best in class products and services including some leading collections which cannot be found anywhere else.

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www.punchstock.com offers high quality, value-priced imagery coupled with simplified search and licensing. Additional innovation will include expanded license options, additional language capabilities and many new products and services.

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www.istockphoto.com is the inventor and leader in community-based stock photography, showcasing the world’s best, freshest, commercially-viable, user-generated content, while making imagery affordable to businesses that may not have licensed imagery otherwise.

Business Outlook

The following forward-looking statements reflect Getty Images’ expectations as of May 1, 2007. Currently, the company does not intend to update these forward-looking statements until the next quarterly results announcement.

For the second quarter of 2007, the company expects revenue of approximately $218 million and diluted earnings per share of $0.58. This guidance includes approximately $0.07 of dilution from the acquisition of WireImage and $0.01 for the costs related to the company’s review of its equity compensation grant practices in the second quarter. The company expects this acquisition to be accretive in 2008.

For full year 2007, the company expects revenue of approximately $880 million and earnings per share of approximately $2.47. Earnings per share guidance includes approximately $0.12 of dilution from the acquisition of WireImage and $0.05 for the costs related to the company’s review of its equity compensation grant practices and terminated acquisition costs.

Guidance for 2007 assumes just over 60 million fully diluted shares for both the second quarter and for the full year.

Restatement of Financial Statements

The financial results and outlook set forth in this press release do not take into account any adjustments for additional expenses that may be required in connection with the ongoing review of the company’s historical equity compensation grant practices, as more fully discussed in the company’s Current Report on Form 8-K dated April 16, 2007 and other filings with the SEC.

The company is in the process of finalizing its accounting for any adjustments for additional expenses that may be required in connection with the ongoing review of the company’s historical equity compensation grant practices including the tax impact and other related issues. Based on the company’s current knowledge, management believes that the restatement will likely involve total pre-tax, non-cash equity-based compensation expense of approximately $28 million to $32 million, of which management expects approximately 95% to be expensed in 2002 and earlier fiscal years. As announced on April 16, 2007, the special committee concluded that the evidence obtained and reviewed in its investigation did not establish any intentional wrongdoing by current employees, officers or directors of the company, and the special committee continues to have confidence in the integrity of current management.

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Getty Images, Inc.

Preliminary First Quarter 2007 Financial Results

The company’s management has determined that, due to errors in the accounting for equity based compensation, the company’s previously filed financial statements for the fiscal years ended 1998 to 2005, the interim periods contained therein, the quarters ended March 31, 2006 and June 30, 2006, together with all earnings and other press releases containing company financial information for those periods and the earnings releases for the quarters ended September 30, 2006 and December 31, 2006, respectively, should no longer be relied upon and will require restatement. The company’s Board of Directors concurred with management’s determination.

The company intends to provide audited, restated financial statements and related disclosures in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, to be filed as soon as possible with the SEC, and otherwise to become current in its reporting obligations under the Securities Exchange Act of 1934, as amended. Other than the results for the quarter ended March 31, 2007, and the revenue comparables for the quarter ended March 31, 2006, the company has not included any historical results herein because, as noted above, management has determined, and the company’s Board of Directors has concurred, that certain of the company’s previously filed financial statements and earnings and other press releases containing company financial statements should no longer be relied upon.

Webcast information

The company will host a conference call today at 2:00 pm PT. The dial-in number is 800.475.3716 (North America) or 719.457.2728 (international). There will be a live webcast of the conference call, which can be accessed from the Investors page in the About Us section of the Getty Images Web site at www.gettyimages.com. The company will also provide a replay of the conference call at 888.203.1112 (North America) or 719.457.0820 (international), confirmation number 2144038, until May 3, at 9:00 pm PT. The webcast will be archived on the Getty Images Web site and will be available until May 1, 2008. Supplemental statistical information referenced in the conference call will be available in the Investors section of the Web site.

This press release by Getty Images Inc. may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, litigation risk, economic conditions, and other trends and uncertainties – not all of which can be currently identified. These forward-looking statements thus involve risks and uncertainties that may cause our actual results to differ materially from the results anticipated in the forward-looking statements. Some factors that could cause results to differ materially from those contained in our forward-looking statements include: the potential consequences of the findings announced on April 16, 2007 of the investigation by a special committee of the board of directors of our equity compensation grant practices; the consequences of the company’s determination that our financial statements for the years ended 1998 to 2005, the interim periods contained therein, the quarters ended March 31, 2006 and June 30, 2006, respectively, and all earnings and press releases containing financial information for those periods and for the quarters ended September 30, 2006 and December 31, 2006, and similar communications issued by us for such periods should not be relied upon; the consequences of the restatement of our financial statements for those periods (including but not limited to the possibility of a deficiency in our internal control over financial reporting); delays in filing our Quarterly Report on Form 10-Q for the third quarter of 2006 and our Annual Report on Form 10-K for the year ended December 31, 2006; related governmental reviews, including but not limited to an informal investigation undertaken by the SEC relating to our equity compensation grant practices; any related shareholder derivative actions; receipt of a notice of acceleration with respect to certain of our debt securities based upon an alleged event of default under the indenture governing such securities; and the potential impact of each or all of these factors on our business, should they ultimately be realized. This list of important factors that might cause actual results to differ materially from those anticipated in any forward-looking statements contained herein should not be viewed as exhaustive. A further list and description of some of these important factors can be found in our reports filed with the SEC from time to time, including

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Getty Images, Inc.

Preliminary First Quarter 2007 Financial Results

our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. Any or all forward-looking statements may turn out to be wrong; as a result, we urge you not to place undue reliance on such statements because they speak only as of the date they are made. Except to the extent otherwise required by applicable law, including the federal securities laws, we do not undertake to update or revise any of these forward-looking statements.

About Getty Images

Getty Images is the world’s leading creator and distributor of visual content and the first place creative professionals turn to discover, purchase and manage imagery. The company’s award-winning photographers and imagery help customers create inspiring work which appears every day in the world’s most influential newspapers, magazines, advertising campaigns, films, television programs, books and Web sites. Headquartered in Seattle, WA and serving customers in more than 100 countries, Getty Images believes in the power of imagery to drive positive change, educate, inform, and entertain. Visit Getty Images at http://gettyimages.com.

Contacts:

Investors:	Media:
Alan Pickerill	Deb Trevino
Director, Investor Relations	Vice President, Communications
206.925.6355	206.925.6474
alan.pickerill@gettyimages.com	deb.trevino@gettyimages.com

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Getty Images, Inc.

Preliminary First Quarter 2007 Financial Results

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

THREE MONTHS ENDED MARCH 31,	2007
(In thousands, except per share amounts)

Revenue	$212,650
Cost of revenue (exclusive of items shown separately below)	54,836
Selling, general and administrative expenses	81,403
Depreciation	14,544
Amortization	5,226
Restructuring	1,043
Other operating income	(28)

Operating expenses	157,024

Income from operations	55,626
Investment income	3,294
Interest expense	(434)
Exchange losses, net	(761)
Other non-operating expenses	(35)

Income before income taxes	57,690
Income tax expense	(19,710)

Net income	$37,980

Earnings per share
Basic	$0.64
Diluted	$0.63

Shares used in computing earnings per share
Basic	59,187
Diluted	60,031

The financial results and outlook set forth in this press release do not take into account any adjustments for additional expenses that may be required in connection with the ongoing review of the company’s historical equity compensation grant practices, as more fully discussed in the company’s Current Report on Form 8-K dated April 16, 2007 and other filings with the SEC.